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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated September 2, 1999 and dated November 5, 1999 relating to the financial statements of medibuy.com, Inc. and PartNET, Inc., respectively, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Diego, California
January 11, 2000